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EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-12107, No. 333-15237, No. 333-88077, No. 333-88079 and No.
333-61570) pertaining to the Company's Employee Stock Purchase Plan, Amended and Restated Omnibus Stock Plan and 2000 Stock Option Plan for Directors of ACE*COMM Corporation of our report dated August 10, 2001, with respect to the financial statements and schedule of ACE*COMM Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.





Ernst & Young LLP

McLean, Virginia
September 21, 2001